                                                                    EXHIBIT 1.02


                               CUSTODY AGREEMENT


         CUSTODY AGREEMENT (this "Agreement"), dated ___________________, 1996, between United Dental Care, Inc., a Delaware corporation, as Custodian (the "Company"), and the undersigned stockholder of the Company (the "Selling Stockholder").

         On September 20, 1996, the Company filed a registration statement, Registration No. 333-12425 (the "Registration Statement") with the Securities and Exchange Commission to register for sale to the public under the Securities Act of 1933, as amended (the "Act"), shares of the Company's common stock, $.10 par value per share (the "Common Stock").

         The shares covered by the Registration Statement consist of (a) 2,000,000 shares of Common Stock to be sold by the Company, and (b) up to an additional 300,000 shares of Common Stock subject to over-allotment options (the "Option Shares") to be sold by the Company and James B. Kingston, a stockholder of the Company, (the "Selling Stockholder"), (collectively, the "Shares"), pursuant to the underwriting agreement between the underwriters listed on Schedule A thereto (the "Underwriters"), the Company and the Selling Stockholder (the "Underwriting Agreement"). The Shares that are not Option Shares are sometimes referred to as the "Firm Shares."

         The Selling Stockholder has executed and delivered a Power of Attorney (the "Power of Attorney") naming each of William H. Wilcox and Mark E. Pape as his attorney-in-fact (the "Attorneys") for certain purposes, including the execution, delivery and performance of the Underwriting Agreement in his name, place and stead in connection with the proposed sale by the Selling Stockholder of up to the number of Option Shares set forth on page 8 of the Power of Attorney.

         1. A custody arrangement is hereby established by the Selling Stockholder with the Company with respect to the Shares, and the Company is hereby instructed to act in accordance with this Agreement and any amendments or supplements hereto authorized by the Attorneys and approved by the Company.

         2. There are herewith delivered to the Company, and the Company hereby acknowledges receipt of:

                 (a) certificates representing shares of the issued and outstanding Common Stock of the Company as specified at the end of this Agreement on the page entitled "CERTIFICATES DEPOSITED;" and

                 (b)      stock powers duly executed in blank for the Shares.

         3.      The Company is authorized and directed by the Selling
Stockholder:

                 (a) to hold the certificates delivered by the Selling Stockholder in its custody for the account of the Selling Stockholder;

                 (b) on or immediately prior to the settlement date for any Shares sold pursuant to the Registration Statement (the "Closing Date"), to cause such Shares to be transferred on the books of the Company into such names as the Company shall have been instructed by the representatives of the Underwriters (the "Representatives");

                 (c) to deliver the certificates representing the Shares to the Representatives as instructed by the Representatives on the Closing Dates for their account or accounts against full payment therefor; to give receipt for such payment and to issue a certificate or certificates to the Selling Stockholder for the Selling Stockholder's Common Stock not sold as Shares in the Offering;

                 (d)      to disburse such payments in the following manner:
         (i) to itself, as agent for the Selling Stockholder, a reserve amount to be designated in writing by the Attorneys from which amount the Company shall pay, as soon as reasonably practicable, applicable stock transfer taxes, if any, as directed by the Attorneys; and (ii) to the Selling Stockholder, in the manner requested by the Selling Stockholder at the end of this Custody Agreement or in such manner as the Company, in accordance with the terms hereof, shall deem appropriate, on the Closing Date, a sum equal to the proceeds to which the Selling Stockholder is entitled less the reserve amount designated by the Attorneys. With such remittance, the Company shall also return to the Selling Stockholder new certificates representing the number of shares of Common Stock, if any, represented by the certificates deposited that are in excess of the number of shares of Common Stock sold by the Selling Stockholder to the Underwriters, which new certificates shall bear such restrictive legends as are required in the opinion of counsel for the Company.

         4. Subject in each case to the indemnification obligations set forth in Section 7 which shall survive the termination of this Agreement, in the event that the Registration Statement shall not have been declared effective on or prior to December 1, 1996, the Company shall deliver to the Selling Stockholder as soon as practicable after such date, certificates representing such Common Stock deposited by such Selling Stockholder and the stock powers duly executed in blank for the Shares, whereupon this Agreement shall terminate. Certificates returned to the Selling Stockholder shall be returned with any related stock powers, and any new certificates issued to the Selling Stockholder with respect to the Shares shall bear such restrictive legends as are required in the opinion of counsel for the Company.

         5. This Agreement is for the express benefit of the Company, the Selling Stockholders, the Representatives, the Underwriters and Strasburger & Price, L.L.P. The obligations and authorizations of the Selling Stockholder hereunder are irrevocable and shall not be terminated by any act of the Selling Stockholder or by operation of law, whether by the death, disability, incapacity, bankruptcy or insolvency of the Selling Stockholder or by the occurrence of any other event or events (including without limitation the termination of any trust or estate for which the Selling Stockholder is acting as a fiduciary or fiduciaries), and if after the execution hereof the Selling Stockholder shall die or become disabled or incapacitated or is bankrupt or insolvent, or if any other event or events shall occur before the delivery of the Selling Stockholder's Shares hereunder to the Representatives, such Shares shall be delivered to the Representatives in accordance with the terms and conditions of this Agreement, as if such event had not occurred, regardless of whether or not the Company shall have received notice of such event.

         6. Until payment of the purchase price for the Shares has been made to the Selling Stockholder or to the Company, the Selling Stockholder shall remain the owner of (and shall retain the right to receive dividends and distributions on, and to vote) the number of shares of Common Stock delivered by it to the Company hereunder. Until such payment in full has been made or until the offering of Shares has been terminated, the Selling Stockholder agrees that such Selling Stockholder will not give, sell, pledge, hypothecate, grant any lien on, transfer, deal with or contract with respect to the Common Stock or the Shares or any interests therein.

         7. The Company shall assume no responsibility to any person other than to deal with the certificates deposited by the Selling Stockholder and the proceeds from the sale of the Shares represented thereby in accordance with the provisions hereof. The Selling Stockholder hereby agrees to indemnify the Company for, and to hold the Company harmless against, any and all losses, claims, damages or liabilities incurred on its part arising out of or in connection with any claim that the Selling Stockholder does not have title to, and the right to sell the Shares or to execute and deliver this Agreement, as well as the cost and expenses of investigating and defending any such losses, claims, damages or liabilities, except to the extent such losses, claims, damages or liabilities are due to the negligence or bad faith of the Company. The Selling Stockholder agrees that the Company may consult with counsel of its own choice (who may be counsel for the Company in connection with the Registration Statement), and the Company shall have full and complete authorization and protection for any action taken or suffered by the Company hereunder in good faith and in accordance with the opinion of such counsel.

         8.      The Selling Stockholder represents and warrants that:

                 (a) the Selling Stockholder has, and on the Closing Date will have, good and valid title to such Shares as are to be sold by the Selling Stockholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, with full right, power and authority to sell, assign, transfer and deliver the same pursuant to the Underwriting Agreement, subject to the Company's rights hereunder, and upon the delivery of and payment for the Shares under the Underwriting Agreement, the several Underwriters will receive good and valid title thereto, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, including any liability for estate or inheritance taxes, or any liability to or claims of any creditor, devisee, legatee or beneficiary of the Selling Stockholder assuming that such Underwriters are bona fide purchasers within the meaning of the Uniform Commercial Code;

                 (b) this Custody Agreement between the Selling Stockholder and the Company and the Power of Attorney referred to herein have been duly executed and delivered by the Selling Stockholder and constitute the valid and legally binding obligations of the Selling Stockholder enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles;

                 (c) the Selling Stockholder has full right and power to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder in the manner provided in the Underwriting Agreement;

                 (d) the Selling Stockholder has all right and power to execute and deliver this Custody Agreement and the Power of Attorney and to perform its obligations thereunder; the execution, delivery and performance of this Custody Agreement and the Power of Attorney by the Selling Stockholder will not conflict with, result in the creation or imposition of any lien, charge, option or encumbrance upon any of the Shares pursuant to the terms of, or constitute a default under, any material bond, debenture, note or other evidence of indebtedness, or any material contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or the Shares to be sold by it may be bound or result in any violation of any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body;

                 (e) the Underwriting Agreement, upon due execution and delivery, will be a valid and binding agreement of the Selling Stockholder, enforceable in accordance with its terms, except as the indemnification and contribution provisions thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and the performance of the Underwriting Agreement and the consummation of the transactions therein contemplated will not result in a breach of or default under any material bond, debenture, note or other evidence of indebtedness, or any material contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder's Shares thereunder may be bound or result in any violation of any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body.

         The foregoing representations, warranties and agreements, as well as those contained in the Power of Attorney and those contained in the Underwriting Agreement, are made for the benefit of, and may be relied upon by, the Company, the Attorneys, the Underwriters and

Strasburger & Price, L.L.P., as counsel for the Company, and, if applicable, as counsel for the Selling Stockholder.

         9. The Company's acceptance of this Agreement by the execution hereof shall constitute an acknowledgement by the Company of the authorization herein conferred and shall evidence the Company's agreement to carry out and perform this Agreement in accordance with its terms.

         10. This Agreement may be executed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Execution by the Company of one counterpart hereof and its delivery thereof to the Attorneys shall constitute the valid execution of this Agreement by the Company.

         11. This Agreement shall be binding upon the Company, the Selling Stockholder and the respective heirs, legal representatives, distributees, successors and assigns of the Selling Stockholder.

         12. ALL QUESTIONS CONCERNING THE VALIDITY, CONSTRUCTION AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF TEXAS.

         13. Any notice given pursuant to this Agreement shall be deemed given if in writing and delivered in person, or if given by telephone or telegraph if subsequently confirmed by letter: (i) if to a Selling Stockholder, to the address set forth below; and (ii) if to the Company, to it at United Dental Care, Inc., 14755 Preston Road, Suite 300, Dallas, Texas 75240, Attention: William H. Wilcox, President.

         14. The Company shall be entitled to act and rely upon any statement, request, notice or instruction with respect to this Agreement given to it on behalf of the Selling Stockholder if the same shall be made or given to the Company by the Attorneys, not only as to the authorization, validity and effectiveness thereof, but also as to the truth and acceptability of any information therein contained.

         15. The Company is under no duty to render investment advice or make investment recommendations and shall be responsible for loss of the funds deposited pursuant to the terms of this Agreement only through its negligence or bad faith. The Company shall be under no duty to take or omit to take any action with respect to any property held pursuant to the terms of this Agreement, except in accordance with written instructions received from the Attorneys. Notwithstanding anything herein to the contrary, the Company shall not be required to take any legal action or to appear in or defend any suit or proceedings unless requested by the Attorneys in writing and indemnified to the Company's satisfaction. It is agreed and understood that the Company is not acting as a trustee and that there are no attributes of a trust inherent in the relationship between the Selling Stockholder and the Company. It is agreed and understood that the Company is hereby authorized to rely upon all investment instructions received from the

Attorneys without regard to whether such instructions are in violation of any agreement between the Attorneys and the Selling Stockholder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                   CUSTODIAN

                                   UNITED DENTAL CARE, INC.


                                   By:
                                            -----------------------------------
                                   Title:
                                            -----------------------------------


                                   THE SELLING STOCKHOLDER



                                   --------------------------------------------
                                   James B. Kingston


                                   Address:
                                           ------------------------------------

                                             ----------------------------------

         Instruction: If you are an individual and are married, please have your spouse complete this form:


                                SPOUSAL CONSENT

         I am the spouse of James B. Kingston. On behalf of myself, my heirs and legatees, I hereby join in and consent to the terms of the foregoing Custody Agreement and to the terms of the Power of Attorney and agree to the sale of the shares of the Common Stock of United Dental Care, Inc., a Delaware corporation, registered in the name of my spouse or otherwise registered, that my spouse proposed to sell pursuant to the Underwriting Agreement.

         Dated:_________________, 1996.



                                               --------------------------------
                                               (Signature of Spouse)

         Instruction: Complete each column as to certificates to be deposited with the Company as Custodian.





                                         Number of shares       Maximum number of
                                         of Common Stock         shares of Common
      Type of          Certificate        represented by         Stock to be sold
     security            number(s)       each certificate       from certificates*
     --------           ----------       ----------------       -----------------
Common Stock






                                                                      ---------
TOTAL:                                                                   75,000






----------------------------------

     * If no indication is made as to the certificates from which shares to be sold shall be allocated, then selection will be made at the discretion of the Company or the Attorneys. The Attorneys do not have the power to sell a greater number of shares than is listed in this column, although they may sell a lesser number.

         Instruction: Indicate how you wish to receive payment for the shares sold to the Underwriters. Please note that payment for the sale of shares held in the name of a trust will be made only to the trust. A wire transfer can be made only to an account standing in exactly the same name as the trust holding the shares being sold.

                               MANNER OF PAYMENT

         I request that payment of the net proceeds from the sale of the shares of Common Stock of United Dental Care, Inc. to be sold by me pursuant to the Underwriting Agreement be made in the following manner (CHECK ONE):

         (___)   CHECK made payable to:


                     ---------------------------------------------------------

                     to be sent to the following address:


                     ---------------------------------------------------------


                     ---------------------------------------------------------

                     phone (___)
                                 ---------------------------------------------

         (___)   WIRE TRANSFER to the following account:

                     Account No.
                                 -------------------------------------------

                     Bank
                          --------------------------------------------------
                                       (Name)

                     ABA#
                             ------------------------------------------------


                             ------------------------------------------------
                                         (Address)


                             ------------------------------------------------

                     phone (___)
                                 --------------------------------------------

         (___)   OTHER (please specify):


                          ---------------------------------------------------


                          ---------------------------------------------------


                          ---------------------------------------------------

IMPORTANT: DO NOT INSERT DATE OR NUMBER OF SHARES. THESE WILL BE INSERTED BY THE ATTORNEYS.


                                  STOCK POWER


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Alex. Brown & Sons Incorporated, as Representative of the several Underwriters, __________ shares of Common Stock of United Dental Care, Inc. and does hereby irrevocably constitute and appoint each of William H. Wilcox and Mark E. Pape as its Attorneys to transfer said shares on the books of said corporation with full power of substitution in the premises.


         Date:  ___________, 1996

                                        Signature:



                                        ---------------------------------------
                                        Name of stockholder, printed or typed



                                        ---------------------------------------
                                        Signature



                                        ---------------------------------------
                                        Name and title, if applicable



**       Signature guaranteed


         ----------------------------






--------------------------------
     ** The signature should be guaranteed by a Medallion Guarantee which can be provided by financial institutions which are members of the Medallion Program (inquire with your bank, savings and loan or broker).